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                                                                   EXHIBIT 10.61


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of January 26, 1999, by and between Unitron Medical Communications, Inc., d/b/a MOON Communications, Inc., a Florida corporation, with its principal office located at 17757 US 19 North, Suite 600, Clearwater, Florida 33764-6559 (together with its successors and assigns permitted under this Agreement, "MOON"), and H. Jay Hill ("Employee").

                                   WITNESSETH:

         WHEREAS, MOON has determined that it is in the best interests of MOON and its stockholders to employ Employee and to set forth in this Agreement the obligations and duties of both MOON and Employee; and

         WHEREAS, MOON wishes to assure itself of the services of Employee for the period hereinafter provided, and Employee is willing to be employed by MOON for said period, upon the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, MOON and Employee (individually a "Party" and together the "Parties" ) agree as follows:


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         1.   DEFINITIONS.

         (a) "BENEFICIARY" shall mean the person or persons named by Employee pursuant to Section 11 below or, in the event that no such person is named who survives Employee, his estate.

         (b)  "BOARD" shall mean the Board of Directors of MOON.

         (c)  "CAUSE" shall mean:

              (i) Employee being found guilty of a felony or an act of fraud or embezzlement, in each case related to MOON or its business;

              (ii) any repeated and demonstrated failure by Employee to discharge faithfully the responsibilities of his position that the Board in good faith determines is extremely detrimental to the current and future interests of MOON; or

              (iii) a material breach by Employee of any provision of this Agreement.

         (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (e) "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

              (i) Consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the 1934 Act) of 40 percent or more of the combined voting power of the then outstanding voting securities of MOON, provided, however, that the acquisition of shares of the voting securities of MOON by Sabratek Corporation, a Delaware corporation ("Sabratek"), shall not constitute a Change in Control hereunder; or



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              (ii)  Approval by stockholders of MOON of (A) a merger or
consolidation of MOON, as the case may be, if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 60 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of MOON outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of MOON, provided, however, that the merger of MOON with Sabratek or the acquisition by Sabratek of all or substantially all of the assets of MOON shall not constitute a Change in Control hereunder.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 40 percent or more of the combined voting power of the then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of MOON, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of MOON in the same proportion as their ownership of stock of MOON immediately prior to such acquisition.

         (f)  "COMMITTEE" shall mean the Compensation Committee of the Board.

         (g) "DISABILITY" shall mean the illness or other mental or physical disability of Employee, as determined under the long-term disability plan of MOON covering Employee, or if no such plan exists, Employee's failure (i) to perform substantially his material duties under this Agreement for a period of three consecutive months, or for an aggregate of 135 days during any 12-



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month period, and (ii) to return to the performance of his duties within 30 days after receiving written notice of termination.

         (h) "SALARY" shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.

         (i)  "TERM OF EMPLOYMENT" OR "TERM" shall mean the period specified in
Section 2(b) below.

         (j) "YEAR" shall mean the calendar year, which is the fiscal year of MOON.

         2.   EMPLOYMENT TERM, POSITIONS AND DUTIES.

         (a) EMPLOYMENT OF EMPLOYEE. MOON hereby agrees to employ Employee, and Employee hereby accepts employment with MOON, in the positions and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

         (b) TERM OF EMPLOYMENT. The Term of Employment shall commence on the date hereof and shall terminate on January 25, 2000; provided, however, that unless either Party gives one month's written notice to the other that the Term shall not continue past January 25, 2000 or any subsequent 12-month period for which the Term has previously been extended, the Term shall thereafter automatically extend for an additional 12-month period, unless the Term is sooner terminated as provided in Section 7 below.

         (c)  TITLES AND DUTIES.

              (i) Until the date of termination of his employment hereunder, Employee shall be employed as Chief Executive Officer, reporting to the Board. In his capacity as Chief Executive Officer, Employee shall have the customary powers, responsibilities and authorities of a Chief Executive Officer of corporations of the size, type and nature of MOON.

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         (d)  TIME AND EFFORT.

              (i) Employee agrees to devote his full business time to the affairs of MOON in order to carry out his duties and responsibilities under this Agreement.

              (ii) Notwithstanding the foregoing, nothing shall preclude Employee from (A) serving on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with MOON or Sabratek, (B) engaging in charitable activities and community affairs, and (C) managing his personal investments and affairs; provided, however, that, such activities do not materially interfere with the proper performance of his duties and responsibilities specified in Section 2 (c).

         3.   SALARY.

         Employee shall receive from MOON a Salary, payable in accordance with the regular payroll practices of MOON, in a minimum amount of $175,000 on an annualized basis. During the Term the Board shall review his Salary no less often than once each Year, commencing January 1, 2000. On the basis of any such review, the Board may in its sole discretion increase Employee's Salary accordingly. The term "Salary" as used in this Agreement shall refer to his Salary at any time as so adjusted.

         4.   BONUSES.

         (a) ANNUAL BONUS. Employee shall be eligible to receive an annual bonus for each Year or portion thereof during the Term, which bonus shall not be
(i) less than 35% of his Salary if he achieves 80% of specified performance objectives, (ii) less than 45% of his Salary if he achieves 100% of specified performance objectives, or (iii) less than 55% of his Salary if he achieves 120%


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of specified performance objectives for any Year. The performance objectives shall be determined and approved at the beginning of each Year by the Board and agreed to by Employee.

         (b) SPECIAL BONUS. Employee shall be eligible to receive additional bonuses during the Term. The Board shall determine, in its discretion, the occasion for payment, and the amount, of any such bonus.

         5.   EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS.

         During the Term, Employee shall be entitled to prompt reimbursement by MOON for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon his submission of such accounts and records as may be reasonably required by MOON.

         6.   EMPLOYEE BENEFIT PLANS.

         During the Term, Employee shall be entitled to all benefits specifically established for him, and to participate in all employee benefit plans and programs made available to MOON's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation and any other employee benefit plans or programs that may be sponsored by MOON from time to time, including plans that supplement the above-listed types of plans, whether funded or unfunded.





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         7.   TERMINATION OF EMPLOYMENT.

         (a) VOLUNTARY TERMINATION AND TERMINATION BY MUTUAL AGREEMENT. Employee may terminate his employment voluntarily at any time. If he does so, his entitlement hereunder shall be the same as if MOON had terminated his employment for Cause. The Parties may terminate this Agreement by mutual agreement at any time. If they do so, Employee's entitlement shall be as the Parties mutually agree.

         (b) GENERAL. Notwithstanding anything to the contrary herein, in the event of termination of Employee's employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections
(c) through (h) below, as applicable):

              (i)   his Salary through the date of termination;

              (ii) any unused vacation from prior years according to MOON's vacation policy;

              (iii) any deferred compensation payable under any deferred compensation plan of MOON;

              (iv) any annual or special bonus awarded, but not yet paid to him;

              (v) any other compensation or benefits that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan;

              (vi) reimbursement in accordance with Section 5 above of any business expenses incurred by Employee through the date of termination but not yet paid to him; and

              (vii) any other compensation or benefits, including without limitation, benefits under equity grants and employee benefits under plans described in Section 6 above, that have vested

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through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan.

         (c) TERMINATION DUE TO DEATH. In the event that Employee's employment is terminated due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 7(b), to:

              (i) Employee's Salary, at the rate in effect immediately before such termination, payable through the end of the month in which the proceeds of his life insurance under MOON's group plan are paid; and

              (ii) a prorated annual bonus for the Year in which his death occurs.

         (d) TERMINATION DUE TO DISABILITY. In the event of Disability, MOON or Employee may terminate Employee's employment. If Employee's employment is terminated due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 7(b), to a prorated annual bonus for the Year in which his termination for Disability occurs.

         (e) TERMINATION BY MOON FOR CAUSE. MOON may terminate Employee's employment hereunder for Cause only upon written notice to Employee not less than 45 days prior to any intended termination date, which notice shall specify the grounds for such termination in reasonable detail. Upon receipt of such notice, Employee (and his counsel) shall have the right for 30 days to present to the Board his position regarding any dispute relating to the existence of such Cause. Unless rescinded by the Board, termination shall be effective on the date specified in the original notice.

         In the event that Employee's employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 7(b).

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         (f)  TERMINATION WITHOUT CAUSE.

              (i) Termination without Cause shall mean: (A) termination of Employee's employment by MOON and shall include any reason for termination other than (i) due to death, Disability or Cause, (ii) by Employee voluntarily, or
(iii) by mutual agreement of Employee and MOON; or (B) MOON changes the primary employment location of Employee to a place that is outside the Tampa Bay metropolitan area. MOON shall provide Employee ten days' prior written notice of termination by it without Cause.

              (ii) In the event of termination by MOON of Employee's employment without Cause, he shall be entitled, in addition to the compensation and benefits specified in Section 7(b), to:

                    (A) his Salary, at the rate in effect immediately before such termination, for a period of twelve months following the date of termination, such salary to be paid on MOON's normal payroll schedule; and

                    (B) a prorated annual bonus for the year in which terminated, such bonus to be paid at the same time annual bonuses are regularly paid by MOON; and

                    (C) continued coverage under the health program maintained by MOON for a period of twelve months; and

                    (D) notwithstanding anything in this Section 7(f) to the contrary, MOON shall have no further obligation to make any salary or bonus payments for any period following the first date on which Employee takes any action which would fall within the definition of "Restrictive Covenant" as provided in Section 9(a) hereof, whether or not such action occurs within the Restrictive Period (as defined in Section 9(a) hereof).

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         (g)  VOLUNTARY TERMINATION BY EMPLOYEE. Employee shall have the right, upon 30 days' prior written notice, voluntarily to terminate his employment. If he exercises this right, his employment shall cease and the Term shall terminate as of the date stated in such notice, and he shall be entitled to receive compensation and benefits as if MOON had terminated his employment for Cause, as provided in Section 7(e).

         (h) NOTICE THAT THE EMPLOYMENT TERM SHALL NOT RENEW. In the event that either Party notifies the other that the Employment Term shall not renew pursuant to the terms of Section 2(b) above, Employee shall continue to render services to MOON through the end of the Term as in effect on the date of delivery of such notice, unless: (A) the non-renewal decision was made by MOON, in which case, the Board or Employee may elect to treat the notice as a termination without Cause of Employee's employment; or (B) the non-renewal decision was made by Employee, in which case, the Board may elect to treat the notice as a voluntary termination of employment by Employee.

         (i) CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Section 7, if, within twelve months following a Change in Control (A) Employee's employment is terminated for any reason other than Cause, death or Disability, or (B) there is a material adverse change in Employee's compensation, title or duties specified herein, he shall be entitled to the compensation and benefits provided in Sections 7(b) and 7(f)(ii), including, but not limited to, any other compensation or benefits under equity grants and awards described in Section 6 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan, provided that the period during which Employee shall continue receiving his salary and coverage under the health program maintained by



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MOON pursuant to Sections 7(f)(ii)(A) and (C) hereof shall increase from twelve months to twenty-four months.

         8.   CONFIDENTIALITY AND LOYALTY.

         (a)  GENERAL.

              (i) Employee hereby acknowledges that as a result of his employment with MOON he has produced and had access to, and may hereafter produce and have access to, material, records, data, trade secrets, inventions and information not generally available to the public (collectively, "Confidential Information") regarding MOON and that any such Confidential Information is the exclusive property of MOON.

              (ii) Accordingly, Employee hereby agrees that, during and subsequent to the Term, he shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by MOON, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by Employee of his duties hereunder.

         (b) RETURN OF DOCUMENTS. All records, files, documents and other materials or copies thereof relating to MOON's business that Employee prepares or uses shall be and remain the sole property of MOON and shall not be removed from MOON's premises without its written consent. Upon termination of Employee's employment with MOON for any reason, he shall promptly deliver to MOON all such items that are then in his possession or control.



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         (c)  DUTY OF LOYALTY. Employee hereby agrees to abide by MOON's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of MOON.

         (d) REMEDIES AND SANCTIONS. In the event that Employee is found to be in violation of Section 8(a), (b) or (c), MOON shall be entitled to relief as provided in Section 10 below.

         9.   NONCOMPETITION/NONSOLICITATION.

         (a) RESTRICTIVE COVENANT. Employee hereby agrees that, except with the express prior written consent of MOON or Sabratek, as the case may be, for a period of one year after termination of his employment with MOON for any reason (the "Restrictive Period"), he will not directly or indirectly compete with the business of MOON or Sabratek as conducted on the date of such termination, including, but not by way of limitation, by (i) directly or indirectly owning, managing, operating, controlling, financing, (ii) directly or indirectly serving as an employee, officer or director of or consultant to, or (iii) soliciting or inducing, or attempting to solicit or induce, any employee or agent of MOON or Sabratek to terminate employment with MOON or Sabratek and become employed by, any person, firm, partnership, corporation, trust or other entity that owns or operates an entity that is engaged in the same or similar business as MOON or Sabratek as conducted on the date of such termination (the "Restrictive Covenant").

         If Employee violates the Restrictive Covenant and MOON brings legal action for injunctive or other relief, MOON shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to endure for the period specified in this Section 9(a), computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by Employee.

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         (b)  EXCEPTIONS. Notwithstanding anything to the contrary in Section
9(a), the Restrictive Covenant shall not:

              (i) apply if MOON terminates Employee's employment without Cause, as provided in Section 7(f) above; or

              (ii) prohibit Employee from owning directly or indirectly capital stock or similar securities which do not represent more than five percent of the outstanding capital stock of any business similar to that of MOON as conducted on the date of such termination.

         (c) REMEDIES AND SANCTIONS. In the event that Employee is found to be in violation of Section 9(a) above, MOON shall be entitled to relief as provided in Section 10 below.

         10.  REMEDIES/SANCTIONS.

         Employee hereby acknowledges that the restrictions contained in Sections 8 (a), (b) and (c) and 9(a) above are reasonable and necessary for the protection of the legitimate business interests of MOON, for which monetary damages alone may not provide an adequate remedy, that any violation of these restrictions would cause substantial injury to MOON and such interests, that MOON would not have entered into this Agreement without receiving the additional consideration offered by Employee in binding himself to these restrictions and that such restrictions were a material inducement to MOON to enter into this Agreement.

         In the event of any violation or threatened violation of these restrictions, MOON (a) shall be relieved of any further obligations under the Agreement, (b) shall be entitled to monetary damages resulting from such violation, and (c) in addition to and not in limitation of, any other rights, remedies or damages available to MOON under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such

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violation by Employee and any and all persons directly or indirectly acting for or with him, as the case may be.

         11.  BENEFICIARIES/REFERENCES.

         Employee shall be entitled to select (and change, to the extent permitted under any applicable law) a Beneficiary or Beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving MOON written notice thereof. In the event of Employee's death, or of a judicial determination of his incompetence, reference in this Agreement to Employee shall be deemed to refer, as appropriate, to his Beneficiary, estate or other legal representative.

         12.  WITHHOLDING TAXES.

         All payments to Employee or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

         13.  INDEMNIFICATION AND LIABILITY INSURANCE.

         Nothing herein is intended to limit MOON's indemnification of Employee, and MOON shall indemnify him to the fullest extent permitted by applicable law consistent with MOON's Certificate of Incorporation and By-Laws as in effect at the beginning of the Term, with respect to any action or failure to act on his part while he is an officer, director or employee of MOON. MOON shall cause Employee to be covered at all times by directors' and officers' liability insurance on terms no less favorable than the directors' and officers' liability insurance maintained by MOON in effect on the date hereof in terms of coverage and amounts. MOON shall continue to indemnify Employee as provided above and maintain such liability insurance coverage for him after the Term for any claims that may be made against him with respect to his service as a director or officer of MOON.


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         14.  EFFECT OF AGREEMENT ON OTHER BENEFITS.

         The existence of this Agreement shall not prohibit or restrict Employee's entitlement to participate fully in compensation, employee benefit and other plans of MOON in which senior executives are eligible to participate.

         15.  PARACHUTES.

         (a) APPLICATION. If all, or any portion, of the payments provided under this Agreement, and/or any other payments and benefits that Employee receives or is entitled to receive from MOON, including, but not limited to, amounts generated from the exercise and sale of options granted to Employee, constitutes an excess "parachute payment" within the meaning of Section 280G(b) of the Code, whether or not under an existing plan, arrangement or other agreement (each such parachute payment, a "Parachute Payment") and will result in the imposition on Employee of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which Employee is entitled under this Agreement, MOON shall pay him an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving such Parachute Payments, plus the amount necessary to put him in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 15) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up").

         (b) COMPUTATION. The amount of any payment under this Section 15 shall be computed by MOON's certified public accounting firm in consultation with legal counsel acceptable to Employee. Employee and MOON shall provide the accounting firm with all information that it



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reasonably deems necessary in order to compute the Parachute Gross-up. The cost and expenses of the accounting firm retained to perform the computations shall be borne by MOON.

         (c) PAYMENT. In any event, MOON shall pay to Employee, or pay on his behalf, the Parachute Gross-up as computed by the accounting firm by the time any taxes payable by him as a result of the Parachute Payments become due.

         In the event that the Internal Revenue Service ("IRS") determines that the amount of excise taxes thereon initially paid was insufficient to discharge Employee's excise tax liability, MOON shall make additional payments to him as may be necessary to reimburse him for discharging the full liability.

         16.  ASSIGNABILITY; BINDING NATURE.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Employee) and assigns.

         17.  REPRESENTATIONS.

         The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. MOON represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

         18.  ENTIRE AGREEMENT.

         Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject


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matter hereof, between MOON and Employee, provided that the execution of this
Agreement shall not adversely affect (i) any award previously made to Employee under any compensation plan maintained by MOON, or (ii) any statements regarding the vesting of options or other benefits in such prior agreements. Payments and benefits provided under this Agreement are in lieu of any payments or other benefits under any severance program or policy of MOON to which Employee would otherwise be entitled.

         19.  AMENDMENT OR WAIVER.

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Employee and an authorized officer of MOON. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         20.  SEVERABILITY.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         21.  SURVIVAL.

         The respective rights and obligations of the Parties under this Agreement shall survive any termination of Employee's employment with MOON.

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         22.  GOVERNING LAW/JURISDICTION.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of Florida, without reference to principles of conflict of laws.

         23.  ARBITRATION.

         Any dispute or controversy other than a dispute or controversy arising under Sections 8 or 10 hereof (actions regarding which may be brought in any court (i) having situs within Pinellas County, Florida and (ii) having jurisdiction over the dispute or controversy) arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Employee within thirty (30) miles from the main office of MOON, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         24.  LEGAL FEES.

         All reasonable expenses and legal fees paid or incurred by Employee pursuant to any bona fide dispute or question of interpretation relating to this Agreement, including all such expenses and fees, if any, incurred in contesting any termination of this Agreement by MOON or in seeking to obtain or enforce any right or benefit provided by this Agreement, shall be paid or reimbursed by MOON, provided, however, that if this Agreement is terminated for Cause or if this Agreement is terminated voluntarily by Employee other than due to a breach of this Agreement by MOON,



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MOON shall be obligated to pay any of Employee's expenses and legal fees arising therefrom only if Employee is successful on the merits pursuant to a legal judgment, arbitration or settlement.

         25.  NOTICES.

         Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of:

If to MOON or the Board:

              MOON Communications, Inc.
              17757 US 19 North
              Suite 600
              Clearwater, Florida 33764-6559
              Attention: Patricia D. Graf, Corporate Secretary
              PHONE: (727) 524-7800
              FAX: (727) 524-1475


If to Employee:

              MOON Communications, Inc.
              17757 US 19 North
              Suite 600
              Clearwater, Florida 33764-6559
              Attention: Chief Executive Officer
              PHONE: (727) 524-7800
              FAX: (727) 524-1475






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and

              H. Jay Hill
              2910 Philippe Parkway
              Safety Harbor, Florida 34695

         26.  HEADINGS.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         27.  COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have Agreement as of the date first written above.

                                           UNITRON MEDICAL COMMUNICATIONS,
                                           INC., d/b/a MOON COMMUNICATIONS, INC.


                                           By: /s/ Patricia D. Graf
                                               ---------------------------------
                                                   Patricia D. Graf
                                           Its:    Corporate Secretary




                                           /s/ H. Jay Hill
                                           -------------------------------------
                                           H. Jay Hill







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